CONSENT OF CERTIFIED PUBLIC ACCOUNTANT



Ants Software.com
37 Santa Teresita Way
Santa Barbara, CA  93105


         We  hereby   consent  to  the   incorporation   by  reference  in  this
Registration Statement on Form S-8 of the financial statements of Ants Software.com appearing in the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on September 14, 1999, and as amended by amendments number 1 and 2 thereto on Form 10-SB/A filed with the Commission on September 22, 1999.



                                              /s/  Donald Hutton
                                              ------------------------
                                               Donald Hutton, CPA


Santa Barbara, California
December 30, 1999